                      CONFIDENTIAL TREATMENT REQUESTED

[*] Denotes information for which confidential treatment has been requested pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Confidential portions omitted have been filed separately with the Commission.

                                                                 Exhibit 10.13

[NETSCAPE LOGO]

                                U.S. ENGLISH LANGUAGE
                             NETCENTER SERVICES AGREEMENT
                                     COVER SHEET

This Netcenter Services Agreement, of which this page is a cover sheet ("COVER SHEET"), is entered into between Netscape Communications Corporation, a Delaware corporation ("NETSCAPE"), and Intraware, Inc., a Delaware corporation ("PARTICIPANT"), effective as of the date of Netscape's signature below ("EFFECTIVE DATE").

BRIEF DESCRIPTION OF SERVICE: A channel called the IT Center within Netcenter's Computing and Internet channel which will include a range of interactive services offered by sponsors and content providers. TERRITORY:
North America LAUNCH DATE: The earlier to occur of the date on which the Service is functional and accessible to end users, or October 14, 1998. LOCAL
LANGUAGE: U.S. English SERVICE PERIOD (EXCEPT FOR THE ADVERTISING PACKAGE DESCRIBED IN EXHIBIT A): 12 months beginning on the Launch Date ADVERTISING SERVICE PERIOD: beginning on the Effective Date

ADDRESSES FOR NOTICE:
Intraware, Inc.                    Netscape Communications Corporation
25 Orinda Way                      501 East Middlefield Road, MV-002
Orinda, CA 94563                   Mountain View, CA 94043
USA                                USA
Fax: (925) 253-4599                Fax: (650) 528-4123
Attn: Cindy Maascheroni            Attn: General Counsel

INTRAWARE, INC.                    NETSCAPE COMMUNICATIONS
                                         CORPORATION
By:  /s/ Cindy Mascheroni          By:  /s/ Mike Homer
Name: Cindy Mascheroni             Name:  Michael J. Homer
Title: VP Business Development     Title: EVP & GM of Netcenter
Date: September 3, 1998            Effective Date:  9/3/1998

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                             U.S. ENGLISH LANGUAGE
                          NETCENTER SERVICES AGREEMENT

                            NETCENTER SPECIAL TERMS

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1      DEFINITIONS

"AGREEMENT" means this Netcenter Services Agreement, including the Netcenter Special Terms and General Terms and the following Exhibits:
Exhibit A: The Service/The Advertising Package
Exhibit B: Payment
Exhibit C: User Registration and Privacy
Exhibit D: Mutual Confidential Disclosure Agreement
Exhibit E: Participant's Trademark Guidelines

"CHANNEL" means the link on Netcenter, which provides content (at the top level), links, community components (i.e., mail, chat, discussion groups, etc.), e-commerce opportunities or links, and other tools, resources, and applications pertaining to the Computing and Internet topic.

"CHANNEL INDEX PAGE" means that certain page on Netcenter programmed by Netscape to serve as a gateway to the Channel or the Service Index Page.

"INDEX PAGES" mean the Channel Index Page and the Service Index Page.

"NETCENTER" means that area of Netscape's Web Site that offers online consumer and business services and shopping opportunities to end users.

"NET REVENUE" means gross revenue less reasonable expenses, including, without limitation, sales commissions, agency fees, or other reasonable costs directly associated in the process of promoting and creating the Service. In no event will the aggregate of such reasonable expenses exceed 25 percent of gross revenues.

"NETSCAPE'S WEB SITE" means the collection of Local Language HTML documents targeted at end users in the Territory and currently accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URL or locations as Netscape may designate. Netscape's Web Site does not include any future technologies or future uses of existing technologies which might embody a collection of documents (other than HTML documents) on the Internet.

"PARTICIPANT'S WEB SITE" means Participant's primary Local Language Web site, which is currently accessible by the public via the Internet at the URL http://www.intraware.com.

"SERVICE" will have the meaning set forth in Section 2.1 of the Netcenter Special Terms.

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"SERVICE INDEX PAGE" means that certain page, linked to or accessible from
Netcenter, that serves as the first available point of entry for an end user accessing the Service from Netcenter or the Channel.

"SERVICE PAGES" mean all pages of the Service.

2      THE SERVICE

2.1 Description of Service. Participant will provide Netscape with Local Language content and other services (the "SERVICE") for inclusion in the Channel and targeting to end users in the Territory. Participant will be the only content-provider within the Service unless otherwise agreed upon by the parties. The Service does not include the Channel Index Page. All access to the Service Pages and Index Pages shall be deemed to be via Netscape's Web Site and therefore considered to be Netscape traffic. The specifications for the Service are set forth on Exhibit A.

2.2 Index Pages. Participant will maintain the Service Index Page on Participant's servers; provided, however, Netscape shall have the option to maintain the Service Index Page on Netscape's servers at any time. If Netscape decides to exercise its option to maintain the Service Index Page, the parties shall cooperate to ensure that the Service will have the same content and services available to end users at all times. The Channel Index Pages will be maintained on Netscape's servers. Each Index Page will include areas for co-branding, advertising, content or sponsorships. Participant will provide to Netscape the content for use on the Service Index Page.

Additional sections and services may be added to or deleted from Exhibit A from time to time upon mutual agreement of the parties.

2.3 Service Pages. Participant and Netscape shall mutually agree on the initial design and look and feel of the Service Pages in accordance with Exhibit A. Netscape shall provide specifications and production schedule (if any) for the navigation, templates and architecture of the Service Pages in accordance with Exhibit A. Netscape may (i) amend Section I(a) of Exhibit A as mutually agreed upon with Participant; and (ii) amend Section 1(b) of Exhibit A from time to time upon reasonable notice to Participant. Unless otherwise agreed, the Service Pages shall not include any link outside of the Channel. The Service Pages shall:

       2.3.1 Be produced and managed by Participant, including but not limited to hiring and managing creative, technical, customer support, and general staff as needed;

       2.3.2   Be hosted and maintained solely on Participant's servers;

       2.3.3 Have a "Netscape.com" domain name or such other domain name as Netscape may determine

       2.3.3   Include a field providing search functionality; and

       2.3.5   Be directly linked, within one click, to Netscape's Web Site.

       2.4 Co-Branding. The Service Pages will be co-branded by Netscape and Participant. The co-branding will be subject to Netscape's then-current design guidelines and will include Participant's company name and logo; provided, however, the co-branded web pages shall include Participant's company logo so that it will be

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

(i) immediately visible to an end user accessing the co-branded web page, without any Netcenter Services Agreement scrolling or navigation by such end user; and (ii) not less prominent than Netscape's company logo. Service Implementation. Participant shall provide consistent and continuously updated content for the Service Pages. For the Service Pages, Netscape and Participant shall agree upon (i) a schedule for regular updates; (ii) a quality assurance procedure; and (ii) a bug tracking process. All content supplied by content providers to Netscape, including content provided by Participant for the Service, will meet Netscape's specifications with regard to page size, loading speed and speed of access to database driven content as set forth in Exhibit A. Participant shall be responsible for the production, technology deployment, content programming, and creation of graphic user interfaces of the Service; all in accordance with Netscape's then-current guidelines. The Service shall use substantially the same technology and advantages that Participant uses in its own proprietary service(s) unless otherwise mutually agreed by the parties. The Service shall not be disadvantaged or suffer from inferior production, programming or performance relative to Participant's similar services, or any similar service that Participant might make available to, or operate on behalf of, third parties. The Service shall perform substantially in accordance with the performance standards of its own proprietary services, including, but not limited to, load time, timeliness of content, and quality of programming. Participant's obligation to produce the Service, including production services, technology deployment and content programming that meets or exceeds standards established by Participant on Participant's Web Site or services (or any web site or services Participant manages for any third party) and general industry standards is a material obligation of Participant under this Agreement.

2.6 Service Name. The Service name will be as set forth in Exhibit A or as otherwise mutually agreed upon by Netscape and Participant. Participant shall not independently use the Service name without Netscape's prior written consent unless such use occurs in connection with Participant's advertising sales and promotional efforts on behalf of the Service provided, however, Participant shall have the right to use Participant's own brand name. If the Service name includes a co-branding component that is not generic or descriptive, Participant may not use the Service name with Netscape's name expunged; provided, however, Participant shall have the right to use Participant's own brand name.

2.7 License Grant. During the Term and to the extent necessary for Netscape to fulfill its obligations under this Agreement, Participant grants to Netscape to use within the Service or Netcenter the non-exclusive, worldwide and royalty-free right to store, display, perform, transmit, re-transmit and otherwise use the data, information, content or other intellectual property provided by Participant. Netscape's use of Participant's trademark hereunder shall be subject to (i) Participant's trademark guidelines as set forth in Exhibit E; and (ii) approval by Participant, such approval not to be unreasonably withheld.

2.8    Technical Support.

       2.8.1 During the Term, Participant will provide technical support to Netscape to ensure that content is correctly received and displayed by Netscape. Participant shall

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

provide technical support services for the Service to Netscape on a timely basis, appoint a technical contact to whom Netscape may address all technical questions relating to the Service, and to promptly remedy any material malfunctioning of the Service. Participant shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under the Agreement.

       2.8.2 During the Term, Netscape shall promptly provide technical support services to Participant for the interaction between the Service Index Pages and Netscape's Web Site on a timely basis and appoint a technical contact to whom Participant may address all technical questions relating to the technical interface between such areas.

       2.9 Customer Support Programs. Participant shall provide the following customer support features in the Service: (i) seventy-two (72) hour response to customer inquiries; (ii) twenty-four (24) hour notification of order confirmation and estimated delivery time; and (iii) a secure transaction environment (supporting at least SSL 3.0, or the then current industry standard). Participant shall use commercially reasonable efforts to provide programs including gift search, universal check-out, reminder programs, and other programs and features as Netscape may determine.

       2.10 Quarterly Reviews. Netscape and Participant agree to establish quarterly reviews of the Service to evaluate the success of the Service and agree to modifications and improvements to the Service.

       2.11 Equal Treatment. Netscape shall ensure that within the Service, Participant's products and services are accorded a position of prominence, overall as well as on an element by element basis, at least as great as the positioning given any competitive resellers.

3      PAYMENT

For the benefits provided to Participant under this Agreement, Participant shall pay Netscape in the amount and subject to the terms set forth in Exhibit B.

4      MARKETING AND PROMOTION OF THE SERVICE

The responsibilities for marketing and promotion are as follows:

       4.1 Advertising and Sponsorship Responsibilities. Netscape will sell all advertising and sponsorships for the Index Pages. Netscape and Participant shall share Net Revenues from selling advertising or sponsorships for the Index Pages in accordance with Exhibit B.

       4.2 Service Promotion. Netscape shall develop and run targeted advertisements for the Service and look for opportunities for cross-promotion of the Service within Netcenter. Netscape's Service promotions shall consist of banner ads, text links, marquee ads, spotlight and button sponsorships. Netscape shall determine where to place these ads in the Channel or other areas of Netcenter. Netscape shall deliver a minimum cumulative total of [*] impressions or page views relating to the promotion of the Service.

5.     ADVERTISING PACKAGE

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

       5.1 Placement of Advertising. Netscape shall provide to Participant the advertising placement package described in Section II of Exhibit A.

       5.2 Delivery of Impressions/Page Views. For the advertising package described in Section II of Exhibit A, Participant will allow Netscape to serve [*] impressions by October 31, 1998, then Netscape will deliver an additional [*] impressions of advertising based on the specifications described in Section II of Exhibit A during the Term.

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

                            NETCENTER GENERAL TERMS


       1.    PROPRIETARY RIGHTS

Copyrighted elements or trademarks contained in, or used in conjunction with, the Service shall be the property of the copyright or trademark owner. Ownership of all end user data and information related to the Service shall be as set forth in Exhibit C.

       2.    NETCENTER PROGRAM REQUIREMENTS

       2.1 User Registration. In order to offer a compelling end user experience in the Service, Netscape and Participant shall cooperate to streamline the registration process so that each end user needs to register only once for the services within Netcenter. The Service's user registration processes will be integrated with Netscape's "Universal Registration" system and be consistent with Netscape's then-current privacy policy, each as set forth on Exhibit C.

       2.2 Community Services/Consistent Environment. Where applicable, Participant will integrate Netscape's then-current Netcenter core community services into the Service. Netscape will, from time to time, notify Participant of changes in the core community services.

       3.    NETSCAPE PRODUCTS AND TECHNOLOGY

3.1 Optimize for Netscape Technology. In order to optimize the efficiency of the Service:

3.1.1 Within all aspects of the Service, Participant will use best efforts to ensure compatibility with the client software used by Netcenter members, especially the latest version of Netscape Communicator client software;

3.1.2 Participant will consider the use of at least [*] of Netscape [*] software product to maintain Participant's Web Sites;

3.1.3 Participant will display the "Netscape Now" button prominently on the home page of Participant's Web Site, on the Service Pages, and on any page on Participant's Web Site which contains a virtual button or other text or graphic for any third party Internet client or server software, software provider or online service; and

3.1.4  [*]

       3.2 Course of Dealing. In consideration of (i) the use of the netscape.com domain name for the Service, and (ii) the treatment of the Service as a fundamental part of the Netcenter service, until such time as Microsoft Corporation fully publicly documents and makes available its operating systems' programming interfaces sufficiently to enable Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that Microsoft Corporation, Participant agrees to the following:

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

       3.2.1 No Disadvantage. Participant shall not make any content available solely to users of client software or services other than Netscape's, or disfavor or disadvantage users of Netscape client software or services in any way relative to users of other Internet client software or services; and

       3.2.2   [*]

       3.3 No Disabling. Participant shall not provide or implement any means or functionality that would (i) alter, modify or enable end users to alter or modify, any Netscape client software, standard user interface or configuration (collectively, the "Software"), (ii) disable any functionality of the Software or any other Internet browser software, or (iii) modify the functioning of pages served from Netscape's Web Site.

       3.4 Mailto Link. Participant shall make commercially reasonable efforts to include on the Service Pages a "mailto" link that users of Participant's proprietary service can use to direct questions or help requests to Participant. Participant will use reasonable efforts to reply promptly, but in any event within 1 week, to any such question or help request

4      HARMFUL CONTENT

Participant is solely responsible for any liability arising out of or relating to (i) the Service and/or (ii) any material to which users can link through the Service. Except for content provided within Participant's Radarscope, Ask James, Compariscope, Intranet library and SubscribNews services or such other editorial content and analysis tools services as the parties shall mutually agree from time to time, if Netscape is aware that the Service contains any material that Netscape deems likely to cause Netscape material harm, then Netscape will inform Participant and may (i) not include the Service on Netscape's Web Site, and/or (ii) terminate this Agreement if Participant has not revised, to Netscape's satisfaction, the Service or otherwise altered the Service within 1 business day after receipt of written notice from Netscape. Netscape reserves the right not to include in the Netscape's Web Site all or any part of the Service that does not substantially conform to the terms set forth herein.

5      WARRANTIES

       5.1 Participant Warranty. Participant warrants that: (i) it holds the necessary rights to provide, and permit the use of, the Service, any content provided by Participant for the Service and any material to which users can link directly therefrom, and that the license granted to Netscape hereunder is sufficient to enable Netscape to use the Service; (ii) the Service does not infringe on any third parties' proprietary or personal

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

rights, or otherwise violate applicable laws, rules or regulations or rights of any third parties (iii) other than as specifically set forth in this Agreement, Netscape shall not be obligated to pay any fees or royalties for including the Service in Netcenter; and (iv) the Service and any material to which users can directly link through the Service will not violate any criminal laws, rights of any third parties, or any applicable local, state, national or international laws. Participant further warrants that the Service will function substantially in accordance with the terms set forth in this Agreement. In any given twenty-four hour period during the Service Period, the Service shall have an uptime of at least 98% with industry standard downtime for maintenance, provided that such downtime not occur at peak traffic times. Participant shall repair (i) any material malfunctions of the Service within a reasonable period of time (not to exceed 2 days) after notice by any party of such condition; and (ii) any non-material malfunctions of the Service within 4 days after notice by any party of such condition or as otherwise agreedto by the parties.

5.2 Netscape Warranty. Netscape warrants that (i) it has the right to perform the services set forth in this Agreement, and (ii) Participant shall not be obligated to pay any fees or royalties for participating in Netcenter other than as specifically set forth in this Agreement. Netscape further warrants that Netcenter will function substantially in accordance with the terms set forth in this Agreement. In any given twenty-four hour period during the Service Period, Netcenter shall have an uptime of at least 98% with industry standard downtime for maintenance, provided that such downtime not occur at peak traffic times. Netscape shall repair any malfunctions of Netcenter within a reasonable period of time (not to exceed 2 days) after notice by any party of such condition.

5.3 Disclaimer. THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

6      INDEMNITY

6.1 Participant Indemnity. Participant shall indemnify, hold harmless and defend Netscape from and against any and all claims, liabilities, losses, damages, expenses and costs (including attorneys' fees and costs) arising out of or relating to: (a) a breach of Participant's representations or warranties under Section 5.1 of the Netcenter General Terms; (b) the Service, any content provided by Participant for the Service and any material to which users can directly link through the Service; (c) other information supplied or managed by Participant for the Service; or (d) the negligence or intentional wrongdoing of Participant, except to the extent that Netscape is responsible under
       Section 6.2 of the Netcenter General Terms. Participant will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Netscape promptly notifies Participant in writing of any such claim; (ii) Participant has sole control of the defense and all related settlement negotiations; and (iii) Netscape cooperates with Participant, at Participant's expense, in defending or settling such claim.

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6.2    Netscape Indemnity. Netscape shall indemnify, hold harmless and defend
       Participant from and against any and all claims, liabilities, losses, damages, expenses and costs (including attorneys' fees and costs) arising out of or relating to: (a) a breach of Netscape's representations or warranties under Section 5.2 of the Netcenter General Terms; (b) any content provided by Netscape to Participant for use in the Service in accordance with this Agreement; or (c) the negligence or intentional wrongdoing of Netscape, except to the extent that Participant is responsible under Section 6.1 of the Netcenter General Terms. Netscape will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement that are attributable to such claim provided that: (i) Participant promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations; and
       (iii) Participant cooperates with Netscape, at Netscape's expense, in defending or settling such claim.

7      LIMITATION OF LIABILITY
EXCEPT FOR A BREACH BY EITHER PARTY IN CONNECTION WITH EACH PARTY'S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 6 OF THESE NETCENTER GENERAL TERMS (INDEMNITY)OR A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS AS DESCRIBED IN SECTION 12.2 OF THE NETCENTER GENERAL TERMS, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER (EXCEPT FOR DAMAGES OR ALLEGED DAMAGES ARISING UNDER SECTION 6 OR SECTION 12.2 OF THE NETCENTER GENERAL TERMS) WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED [*].

8      TERM AND TERMINATION

8.1 Term. Unless sooner terminated in accordance with the provisions hereof, this Agreement shall commence on the Effective Date and end on the last day of the Service Period (the "TERM"). Ninety days prior to the expiration of the initial Term, or any renewal Term, if applicable, the parties agree to enter into negotiations to determine whether, and the terms upon which, to renew this Agreement for a renewal period of one year. If, at the end of such negotiations, no agreement is reached as to the terms of the renewal period, the parties may mutually agree to extend the Term by 90 days.

8.2 Termination for Cause. Either party shall have the right to terminate this Agreement upon a material default by the other party of any of its material obligations under this Agreement, unless within 30 calendar days after written notice of such breach the breaching party remedies such default.

8.3 Rights Upon Termination or Expiration. Ownership of all end user data and information related to the Service shall be as set forth in Exhibit C.
[*]

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

[*]. In order to continue to offer a successor to the Service within Netcenter without interruption, Participant shall promptly deliver Service-related information (excluding (i) Radarscope-related and Compariscope-related source code, content, data schema, configuration, information filters and rules; and (ii) third party confidential information which Participant is under a contractual obligation not to disclose) to Netscape or its designee in a form and manner to be reasonably designated by Netscape. Netscape shall not be liable to Participant in the event of termination, expiration or failure to agree upon an extension of the term of this Agreement for compensation, reimbursement or damages on account of the loss of prospective profits, or anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Participant. In the event of Participant terminates this Agreement due to a material breach by Netscape prior to the end of the Term, Netscape shall refund Participant the participation fees paid byParticipant under Section 1(a) of Exhibit B less the sum of (i) a prorated amount of such fees based on the number of impressions or page views delivered by Netscape pursuant to Section II of Exhibit A; and (ii) a prorated amount of such fees based on the number of months Netscape has provided services during the Term.

8.4 Extension of Term. Notwithstanding anything to the contrary herein, if the cumulative number of impressions or page views promoting the Service delivered by Netscape under Section 4.2 of the Netcenter Special Terms is less than [*] at the end of the Term, the parties agree to extend the Term to the earlier of (i) the time it takes to reach the [*] impressions or page view mark; or (ii) 6 months.

9      INSURANCE

Participant, at its sole cost and expense, shall secure and maintain adequate insurance coverage as is necessary, as a reasonable prudent businessperson, for Participant to bear all of its obligations under this Agreement. Such coverage shall include Worker's Compensation Insurance (or self insurance, if applicable law permits), Employers Liability Insurance, Comprehensive Automobile Liability Insurance, Umbrella Liability Insurance, Professional Liability Insurance, and Commercial General Liability Insurance, and include a waiver of subrogation in Netscape's favor. Maintenance of the foregoing insurance shall in no way be interpreted as relieving Participant of any responsibility or obligation whatsoever and Participant may acquire, at its own expense, such additional insurance as Participant deems necessary. Participant assumes full and complete liability for all injuries to, or death of, any person, or for any damages to property arising from the acts or omissions of Participant. Participant shall add Netscape as an additional insured under such coverage and provide copies thereof and waivers of subrogation to Netscape within 30 days of the Effective Date. Before any cancellation or material change in any coverage, Participant shall provide Netscape with 30 days' advance written notice. Participant's insurance shall be primary to any other insurance Netscape may have. All insurance shall be written by companies with a current A.M. Best rating of A-, VI or better.

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10     DISPUTE RESOLUTION

Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/EndDispute in Santa Clara County, California (the "Venue"). The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS/EndDispute in the Venue. The results of any arbitration will be final and non-appeallable, except that either party may petition any court of competent jurisdiction in the Venue to review any decision relating to intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedy exceptpunitive or exemplary damages, which both parties waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties waive any right to judicial process. The U.S. Arbitration Act and JAMS/EndDispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations. California law, without regard to its conflict-of-law provisions, will govern this Agreement.

11     REPORTS AND AUDIT

11.1 Participant Reports to Netscape. In addition to the reporting requirement set forth in Exhibit B, Participant shall provide reports to Netscape as follows:

       (a) Weekly Log Reports. On a weekly basis, Participant shall provide Netscape with the daily user access logs for the Service in common log format, including information on the total number of hits and page impressions for Service Page and such other tracking information as the parties shall mutually agree. The information contained in the report shall be Netscape's and Participant's Confidential Information, provided, however that (i) Netscape shall have the right to use the information contained in such reports in Netscape's private and public reporting of access to the Service and Netscape's Web Site; and (ii) Participant shall have the right to use aggregated information about end users for marketing and financial reporting purposes. All end user related data shall be collected in accordance with Exhibit C.

       (b) Monthly Reports. Within 15 days of the end of each month during the term, Participant shall provide Netscape with (a) subscription registration reports, (b) reports of results from advertising and sponsorship sales and inventory and (c) reports of Gross revenue and Net Revenue in accordance with Exhibit B.

(c) Search Field. A field providing search functionality will be included on pages within the Service as the parties shall mutually determine. The search executed from

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the search field will initially only cover content within the Service itself.
If an end user is given the option of expanding the scope of the search to encompass the World Wide Web, the search engines driving such query shall be one or more of Netscape's Local Language Net Search Program search engines, as Netscape shall determine. Netscape reserves the right to review the financial effect of the search field in the Service as such search functionality may impact Netscape's own Net Search Program and require that the Internet-wide search functionality in the Service be minimized or deleted. Within 15 days of the end of each month during the Term, Participant shall provide Netscape with monthly reports detailing the following information for each day during the month covered in the report: (i) the number of times the Service's internal search field as well as each of Netscape's Local Language Search Program search engines were selected and "clicked" on by end users; and (ii) any information about users and user client software Participant may collect whether such information is user-given or technology-provided. Netscape shall determine the format and the date of submission for this monthly report. The information contained in each report shall be Netscape's and Participant's Confidential Information; however, Netscape reserves the right to provide the information contained in the report to the Net Search Program companies in a format mutually agreed upon by the parties.

(d) Audit Rights. Either party shall have the right, upon no less than 30 days prior written notice, to cause an independent Certified Public Accountant to inspect and audit, during the other party's normal business hours, all relevant records upon which such reports are based, including, without limitation, the access logs. The costs of such audit shall be paid by the auditing party, provided, however, that if such inspection shall reveal an underpayment in excess of 5 percent of monies due, the party being audited shall pay for the audit. These audit rights as described herein shall continue for 2 years after the expiration or termination of this Agreement. No such audit may occur more than once a year during the Term.

11.2 Netscape Reports to Participant. Netscape shall provide Participant with the reports described in Exhibit B, and if Netscape elects to exercise the option to maintain the Services Index Pages on the Netscape servers pursuant to Section 2.2 of the Netcenter Special Terms, then Netscape shall provide Participants the reports as set forth in subsection (a) below:

       (a) Netscape shall provide Participant with reports on the traffic to the Service, including information describing the number of redirects of traffic to the Service from Netscape's Web Site and such other tracking information as the parties shall mutually agree. On a monthly basis, Netscape shall provide Participant with a report to verify the traffic to the Service Index Page.

12     GENERAL

12.1 Notices. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as first set forth above on the Cover Sheet and shall either be (i) personally delivered or (ii) transmitted by internationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or the day on which such notice is delivered to the recipient as evidenced by the delivery records of such courier, but in no case later than 5 days after

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deposit with such courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this subsection.

12.2 Confidentiality. All disclosures of proprietary and/or confidential information in connection with this Agreement and the contents of this Agreement shall be governed by the terms of the Mutual Confidential Disclosure Agreement either entered into previously by the parties or entered into concurrently with this Agreement, a copy of which is attached hereto as Exhibit D. The information contained in the Usage Reports provided by each party hereunder shall be deemed the Confidential Information of the disclosing party. Notwithstanding the foregoing, Netscape may, in its sole discretion, make publicly available client software market share information contained in the Usage Reports submitted by Participant as such information may be aggregated with data provided by other content providers.

12.3 Excuse. Either party shall be excused from any delay or failure in performance hereunder, except the payment of monies by Participant to Netscape, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of nature. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

12.4 Assignment. Participant may not assign this Agreement or any part hereof without the prior written consent of Netscape, such consent not to be unreasonably withheld. Any attempt by Participant to assign (by operation of law or otherwise) this Agreement or any part thereof without such consent shall be null and void.

12.5 Publicity. Neither party shall make any statement to the press or issue any press release about the subject matter of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

12.6 Waiver. The waiver, express or implied, by either party of any breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

12.7 Amendment. This Agreement may be amended only by a writing signed by duly authorized representatives of Netscape and Participant.

12.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements and communications, whether oral or written, between the parties relating to the subject matter hereof, and all past courses of dealing or industry custom. The terms and conditions hereof shall prevail exclusively over any written instrument submitted by Participant, including any report, invoice or purchase order, and Participant hereby disclaims any terms therein, except for terms required under Section
11.1 of the General Terms.

12.9 Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

12.10 Survival. The following provisions of shall survive the expiration or termination of this Agreement for any reason: Section 3 of the Netcenter Special Terms ("Payment") and the following provisions of the Netcenter General Terms: Section 1 ("Proprietary

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Rights"), Section 4 ("Harmful Content"), Section 5 ("Warranties"), Section 6
("Indemnity"), Section 7 ("Limitation of Liability"), Section 8.3 ("Rights Upon Termination or Expiration"), Section 10 ("Dispute Resolution"), Section 11.1(d) ("Audit Rights") and Section 12 ("General), Section VII of Exhibit C ("Use of Personal Data"). In addition, provisions of this Agreement which, by their nature, are intended to remain in effect beyond the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement.

12.11 Severability. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

12.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

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

                                   EXHIBIT A
I. THE SERVICE

A. The Service will be positioned as the "IT Knowledge Center". The Service will be a channel within Netcenter's Computing and Internet Channel. Netscape and Participant will develop a co-branded portion of the Service to make use of the following services from Participant:
       -  Radarscope
       -  Ask James
       -  Compariscope
       -  Intranet Library
       -  SubscribNews

B. The URL for Co-branding specifications is http://proto.mcom.com:888/nc20/html/

II. THE ADVERTISING PACKAGE

PLACEMENT OF ADVERTISEMENT

Netscape shall provide the following advertising package to Participant:

IMPRESSIONS

Banner Advertising Commitment to Sponsorship over [*] months
       -  Home Page [*]
       -  Business [*]
       -  Small Business [*]
       -  Computing & Internet [*]
       -  Netscape Channel [*]
       -  Dev Edge [*]
       -  Professional Conn [*]
Premier Sponsorship Commitment over [*] months
       -  Business [*]
       -  Small Business [*]
       -  Computing & Internet [*]
       -  Netscape Channel [*]
       -  Professional Conn [*]
Text Link Sponsorship Commitment over [*] months
       -  Business [*]
       -  Small Business [*]
       -  Computing & Internet [*]
       -  Netscape Channel [*]
       -  Dev Edge [*]
       -  Professional Conn [*]

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Spotlight Sponsorship Commitment over [*] months
       -  Business [*]
       -  Small Business [*]
       -  Computing & Internet [*]
       -  Netscape Channel [*]
       -  Dev Edge [*]
       -  Professional Conn [*]
Button Sponsorship Commitment over [*] months
       -  Business [*]
       -  Small Business [*]
       -  Computing & Internet [*]
       -  Netscape Channel [*]
       -  Dev Edge [*]
       -  Professional Conn [*]

SPECIFICATIONS ON EACH SPONSORSHIP POSITIONS

Banner Advertising (except for banner ads on the Netcenter home page)
       -  468 x 60 (except for banner ads on the Netcenter Home
       Page, which will be 230 x 33, 2k with no animation
       -  10 k
       -  4 sec animation

Banner Advertising on the Netcenter Home Page
       -  230 x 33
       -  2 k
       -  no animation

Premier Position
       -  140 x 90
       -  4 k
       -  sec animation
       -  100 characters

What's New / What's Cool Premier
       -  295 x 37
       -  4 k
       -  4 sec.
       -  100 characters

Small Business Source Premier
       -  51 x 145
       -  4 k
       -  4 sec animation

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Text Position
       -  29 characters

Button Positions
       -  88 x 31
       -  1 k
       -  no animation

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

                                   EXHIBIT B
PAYMENT

1.     Payments. All payments hereunder shall be made in US Dollars.


       (a) Payment to Netscape. Participant will pay Netscape a participation fee on or before September 30, 1998 as follows: (i) $1,000,000 for the services set forth in Section I of Exhibit A; and (ii) $4,000,000 for the advertising package set forth in Section II of Exhibit A. In addition, pursuant to the schedule set forth in Section 2 below, Participant shall pay Netscape [*] of Net Revenues derived from the Service, including, without limitation, revenues from Compariscope.
       (b) Payment to Participant. Netscape will pay Participant [*] of Net Revenues from advertisements placed in accordance with Section 4.1 of the Netcenter Special Terms.


2. Reporting; Timing of Payment. Within 30 days after the end of each Netscape fiscal quarter during the Term of this Agreement, each party shall deliver to the other party a report describing in detail the calculation of gross revenue and Net Revenue for such fiscal quarter, and shall pay to the other party that portion of such Net Revenue earned by it during the preceding Netscape fiscal quarter, pursuant to Section 1 above.

3. Post-Term Payments of Bad Debt. After termination or expiration of this Agreement, Participant shall pay to Netscape all amounts received by Participant previously charged by Participant as "bad debt" ("Bad Debt Payments") and deducted from gross revenue under Section 1 above to the extent such deducted amounts have not already been paid to Netscape. Such payment shall be made to Netscape by Participant within 30 days of the receipt of such Bad Debt Payments by Participant. This Section shall survive expiration or termination of this Agreement for 18 months.

4. Taxes and Interest. Any portion of any payment due which has not been paid during the applicable time set forth herein shall bear interest at the lesser of (i) 1% per month or (ii) the maximum rate allowed by law. All payments due hereunder are exclusive of any applicable taxes. The collecting party shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If the collecting party is required by law to make any deduction or to withhold from any sum payable to the other party hereunder, the collecting party shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish the other party with tax receipts evidencing the payments of such amounts. For every dollar for revenue sharing under this Agreement, "collecting party" means the first of Netscape or Participant to collect such dollar. This Exhibit shall survive termination or expiration of this Agreement.

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

                                   EXHIBIT C
USER REGISTRATION AND PRIVACY

I.     DEFINITION

"Netcenter Registration" means the portion of the registration that is maintained, hosted, and controlled by Netscape and applies to multiple services across Netcenter. Netcenter Registration includes the assignment of a user name, password, and the collection of core Netcenter user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, Email Address, Age and Gender. Netscape Registration means any registration that is maintained, hosted, and controlled by Netscape and applies to Netscape's Web Site. Netscape Registration includes the assignment of a user name, password, and the collection of core user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, E-mail Address, Age and Gender.

II.    REGISTRATION PROCESS

To the extent that Participant desires to offer a registration process, Participant will be responsible for the implementation of the Service Registration and the integration of the Service with Netcenter Registration. The functionality, design, and, integration of the Service Registration process and Netcenter Registration will be subject to Netscape's approval, terms and conditions as defined this Agreement. Such specifications, terms and conditions may be revised by Netscape from time to time upon 30 days prior notice to Participant. Participant will implement changes within a 30 day period unless the parties mutually agreed otherwise. The point of entry to the registration area from the Service shall be hosted and controlled by Netscape unless otherwise determined by Netscape.

III.   REGISTRATION FEATURES

The Service Registration area shall be co-branded and have a look and feel which is consistent with the implementation of the registration process in other sections of Netcenter. Participant shall not launch the Service Registration until Netscape has notified Participant in writing that Netscape has accepted Participant's implementation. Participant shall manage site access using Netcenter site access models, as such site access models shall be determined by Netscape from time to time upon notice to Participant. Netscape shall transfer to Participant all data necessary to provide site access to registered Netcenter users. Participant will make commercially reasonable efforts to implement such changes within a 30 day period.

IV.    DATA COLLECTED BY PARTICIPANT DURING SERVICE REGISTRATION PROCESS

Netscape will determine the data to be collected in the Service Registration process. Netscape will approve Participant's recommendations and technical restrictions in such Service Registration process, such approval not to be unreasonably withheld. Netscape reserves the right to change such data requirements from time to time. Participant will make best efforts to implement these changes within 5 working days unless mutually

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agreed to otherwise. If Netscape implements a Netcenter loyalty program,
Participant shall also offer end user loyalty selections as part of the Service Registration process at Netscape's request. Participant shall deliver to Netscape data collected pursuant to such loyalty programs in a format and timeframe as mutually agreed to by the parties.

V.     DATA TRANSFER

Participant shall use commercially reasonable efforts to transfer all end user data collected during the Service Registration process and data collected by any other means relating to the Service, to Netscape in real time data transfer, excluding individual credit and purchase information (such as credit card number, purchase order numbers, corporate accounting codes) and data as otherwise agreed to by the parties. Netscape reserves the right to request any information collected during the Service Registration to be supplied in a Netscape specified format and timeframe. If Participant collects information about users accessing the Service in addition to information supplied by the users during the registration process, such information shall be made available to Netscape in a format and timeframe as the parties shall mutually agree.

VI.    NETCENTER CONSIDERATIONS

All third party programs participating in the Service within Netcenter shall register users with Netcenter when the user completes an order, if such user is not already registered with Netcenter. If a user is a registered Netcenter member, Participant shall pre-populate relevant customer data fields in the customer order form based on information in the Netcenter database or seamlessly pass this information to the third party provider.

VII.   USE OF PERSONAL DATA

Netscape and Participant shall jointly own all end user data and information obtained in connection with registering for the Service. Neither party shall disclose to any third party such end user data and information; provided, however, either party may use and disclose end user data and information for purposes relating to its respective web sites. It is a material obligation of this Agreement that Participant shall adhere to Netscape's then-current privacy policy, set forth at http://home.netscape.com/legal_notices/privacy.html or at such other URL as Netscape may designate from time to time. The parties will cooperate to create guidelines for Participant's disclosure of aggregate statistical information concerning Service's demographics and use to advertisers. Except as otherwise provided in this Agreement, neither party shall resell or disclose information collected about the users during registration or from any other means ("End User Information") to any third party; provided however, that either party may sell or disclose such End User Information to third parties upon prior notice to and consent from such end users. If Participant or third party in contract with Participant is not complying with the terms of use of personal data published on Netscape's Web Site at http://home.netscape.com/netcenter/index.html, or such other URL as Netscape may determine from time to time, Netscape may terminate this Agreement upon written notice to Participant if Participant is not in compliance within 5 days of written notice from Netscape. After a given end user has requested to be "unsubscribed" from the Service, Participant will terminate all Services unless otherwise specified by the user and discontinue any use of the End User Information associated with the given user.

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

                                   EXHIBIT D
                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

WHEREAS, Netscape Communications Corporation ("Netscape") has developed unique and proprietary computer programs; and WHEREAS, ______________________________. ("Company") and Netscape are entering into a business relationship.

NOW, THEREFORE:

Each party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose information (including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information), which to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as "Proprietary Information" of the Disclosing Party whether disclosed orally, in writing, or otherwise. All Proprietary Information disclosed in tangible form by the Disclosing Party shall be marked "confidential" or "proprietary", and all Proprietary Information disclosed orally or otherwise in intangible form by the Disclosing Party shall be designated as confidential or proprietary at the time of disclosure and shall be reduced to writing and delivered to the Receiving Party within thirty (30) days following the date of disclosure.

In consideration of the parties' discussions and any access the Receiving Party may have to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

       1. The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information in confidence and to take all reasonably necessary precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its own confidential materials), (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information except as provided in the Net Search and Net Directory Program (Distinguished Provider) Agreement ("Distinguished Agreement") between Netscape and Company dated as of _______________ to which this Agreement is attached as an Exhibit, (iv) not to remove or export any such Proprietary Information from the country of the Receiving Party, and (v) not to copy or reverse engineer, reverse compile or attempt to derive the composition or underlying information of any such Proprietary Information. The Receiving Party shall limit the use of and access to the Disclosing Party's Proprietary Information to those of the Receiving Party's employees who need to know such Proprietary Information for the purpose of such internal evaluation and shall cause such employees to comply with the obligations set forth herein. The Receiving Party shall treat the Proprietary Information with at least the same degree of care and protection as it would use with respect to its own proprietary information. The foregoing obligations shall survive for a period of three
(3) years from the date of disclosure of the Proprietary Information. Without granting any right or license, the Disclosing Party agrees that the foregoing shall not apply with respect to information that (i) is in the public domain and is available at the time of disclosure or which thereafter enters the public domain and is available, through no improper action or inaction by the Receiving Party or any affiliate, agent or employee, or (ii) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to the Receiving Party by another person without restriction, or (iv) is independently developed by the Receiving Party without access to such Proprietary Information, or (v) is required to be disclosed pursuant to any statutory or regulatory authority, provided the Disclosing Party is given prompt notice of such requirement and the scope of such disclosure is limited to the extent possible, or is required to be disclosed by a court order, provided the Disclosing Party is given prompt notice of such order and provided the opportunity to contest it.

       2. Immediately upon a request by the Disclosing Party at any time, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information

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and any and all copies or extracts thereof. The Receiving Party understands that nothing herein requires the disclosure of any Proprietary Information of the Disclosing Party, which shall be disclosed, if at all, as required under the Distinguished Agreement or at the option of the Disclosing Party.

       3. Except to the extent required by law, as set forth in this Agreement or as otherwise mutually agreed to by the parties, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement, or the content and terms of the Distinguished Agreement.

       4. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions hereof shall remain in full force and effect.

       5. Neither party acquires any intellectual property rights under this Agreement or any disclosure hereunder, except the limited right to use such Proprietary Information in accordance with this Agreement. No warranties of any kind are given with respect to the Proprietary Information disclosed under this Agreement or any use thereof, except as may be otherwise agreed to in writing.

       6. This Agreement together with the Distinguished Agreement supersede all prior discussions and writings with respect to the subject matter hereof and thereof, and constitute the entire agreement between the parties with respect to the subject matter hereof and thereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver.

COMPANY:                                NETSCAPE:
                                        NETSCAPE COMMUNICATIONS
                                        CORPORATION
By:  /s/ Cindy Mascheroni               By:  /s/ Mike Homer
Print Name: Cindy Mascheroni            Print Name:  Michael J. Homer
Title: VP Business Development          Title: EVP of Netcenter
Date: September 3, 1998                 Date:  9/3/1998

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